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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                F O R M   8 - K



                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported           October 23, 1995
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                          Dense-Pac Microsystems, Inc.
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             (Exact name of registrant as specified in its charter)


                                   California
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                 (State or other jurisdiction of incorporation)


           0-14843                                       33-0033759
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   (Commission File Number)                   (IRS Employer Identification No.)

   7321 Lincoln Way, Garden Grove, California               92641
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   (Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code        (714) 898-0007
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         (Former name or former address, if changed since last report)
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Item 5.         Other Events.

        Pursuant to a Loan Agreement dated October 12, 1994, the Company borrowed $1.8 million from Euroventures Benelux II B.V., a major shareholder, and $200,000 from Trude C. Taylor, a director of the Company. The loan was due in five years, required quarterly interest payments at the rate of 8% per year, and was secured by all of the Company's assets. As additional consideration for the loan, the lenders received five year warrants to purchase an aggregate of 1,000,000 shares of common stock at an exercise price of $2.00 per share. The exercise price could be paid in cash or by cancellation of amounts outstanding under the loan.

        In October 1995, Trude C. Taylor exercised his warrants to purchase 100,000 shares in consideration for cancellation of $100,000 of his loan to Dense-Pac and a cash payment of $100,000. Euroventures exercised its 900,000 warrants for a cash payment of $1.8 million. In consideration for Euroventures' agreement to exercise its warrants for cash in lieu of cancellation of debt, the Company agreed to renegotiate the terms of Euroventures' $1.8 million loan and to issue additional warrants to Euroventures. Euroventures agreed to reduce the interest rate of the loan from 8% to 5% per annum over the remaining four years of the loan and to subordinate its security interest in accounts receivable in order to permit the Company to obtain future bank financing. The Company agreed to issue 375,000 four year warrants. The exercise price of the warrants will be determined on the occurrence of certain events by August 1, 1996 and will be based on the market value of the common stock on the applicable date.

        The warrants will be redeemable by the Company when the Company's stock price reaches an amount equal to the warrant exercise price plus $2.00 for 20 consecutive trading days. The warrant exercise price will subject to downward adjustment should the Company sell common stock at a price per share which is less than the warrant price. In addition, Euroventures has the right to require the Company to register the shares underlying the warrants under the Securities Act of 1933, as amended.

        The terms of the remaining $100,000 loan payable to Mr. Taylor were not changed.

        The $1.9 million cash proceeds from the warrant exercises will be used for general working capital purposes.

Item 7. Financial Statements and Exhibits.

        (c)     The following exhibits are filed herewith:

        10.1 Addendum to Loan Agreement effective as of October 23, 1995, between Dense-Pac Microsystems, Inc. and Euroventures Benelux II B.V.

        10.2 Warrant Agreement dated as of October 23, 1995, between Dense-Pac Microsystems, Inc. and Euroventures Benelux II B.V.
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                                   SIGNATURES


        Pursuant to requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          DENSE-PAC MICROSYSTEMS, INC.



Dated November 6, 1995                    By /S/ William M. Stowell
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                                                 William M. Stowell,
                                                 Vice President-Finance